PRESS RELEASE

AbbVie Reports Second-Quarter 2019 Financial Results

•
Announced a Definitive Transaction Agreement to Acquire Allergan, Significantly Expanding and Diversifying AbbVie’s Revenue Base with New Therapeutic Areas and Enhancing Long-Term R&D Funding Capacity to Allow for Continued Investment in Innovative Science

•	Reports Second-Quarter Diluted EPS of $0.49 on a GAAP Basis; Adjusted Diluted EPS of $2.26

•	Second-Quarter Net Revenues Were $8.255 Billion, a Decrease of 0.3 Percent on a GAAP Basis; Adjusted Net Revenues Were Flat on a Reported Basis and Increased 1.5 Percent Operationally

•
Second-Quarter U.S. HUMIRA Net Revenues Were $3.793 Billion, an Increase of 7.7 Percent; Internationally, HUMIRA Net Revenues Were $1.077 Billion, a Decrease of 35.2 Percent on a Reported Basis, or 31.0 Percent Operationally, Due to Biosimilar Competition

•
Second-Quarter Global Net Revenues From the Hematologic Oncology Portfolio Were $1.268 Billion, an Increase of 38.7 Percent on a Reported Basis, or 39.1 Percent Operationally; Second-Quarter Global IMBRUVICA Net Revenues Were $1.099 Billion, an Increase of 29.3 Percent, with U.S. Net Revenues of $886 Million and International Profit Sharing of $213 Million; Global VENCLEXTA Net Revenues Were $169 Million

•	Second-Quarter Global HCV Net Revenues Were $784 Million, a Decrease of 19.4 Percent on a Reported Basis, or 17.1 Percent Operationally

•
Updates 2019 GAAP Diluted EPS Guidance Range From $7.26 to $7.36 to $5.69 to $5.79, Representing Growth of 56.8 Percent at the Midpoint, Inclusive of a Non-cash Charge for SKYRIZI Contingent Consideration Following Regulatory Approvals in the Second Quarter; Raises 2019 Adjusted Diluted EPS Guidance Range From $8.73 to $8.83 to $8.82 to $8.92, Representing Growth of 12.1 Percent at the Midpoint

NORTH CHICAGO, Ill., July 26, 2019 – AbbVie (NYSE:ABBV) announced financial results for the second quarter ended June 30, 2019.

"We continue to see strong momentum in our business, as we delivered revenue and adjusted EPS ahead of our expectations for the quarter and announced plans to acquire Allergan, a transformative transaction that will provide scale and diversity to our business and position AbbVie for top-tier performance over the long term,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “Based on our strong performance year-to-date and our confidence in the outlook for the second half, we are raising our revenue and adjusted EPS guidance for 2019.”

Note: “Operational” comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates.

Second-Quarter Results

•	Worldwide net revenues were $8.255 billion, a decrease of 0.3 percent on a GAAP basis. Adjusted net revenues were flat on a reported basis and increased 1.5 percent operationally.

•
Global HUMIRA net revenues of $4.870 billion decreased 6.1 percent on a reported basis, or 4.8 percent operationally. U.S. HUMIRA net revenues were $3.793 billion, an increase of 7.7 percent. Internationally, HUMIRA net revenues were $1.077 billion, a decrease of 35.2 percent on a reported basis, or 31.0 percent operationally, due to biosimilar competition.

•
Global net revenues from the hematologic oncology portfolio were $1.268 billion, an increase of 38.7 percent on a reported basis, or 39.1 percent operationally. Global IMBRUVICA net revenues were $1.099 billion, an increase of 29.3 percent, with U.S. net revenues of $886 million and international profit sharing of $213 million. Global VENCLEXTA net revenues were $169 million.

•
Global HCV net revenues were $784 million, a decrease of 19.4 percent on a reported basis, or 17.1 percent operationally. In the U.S., HCV net revenues of $396 million decreased 6.2 percent in the quarter. Internationally, HCV net revenues of $388 million decreased 29.5 percent on a reported basis, or 25.4 percent operationally.

•	On a GAAP basis, the gross margin ratio in the second quarter was 78.0 percent. The adjusted gross margin ratio was 82.7 percent.

•	On a GAAP basis, selling, general and administrative expense was 20.0 percent of net revenues. The adjusted SG&A expense was 19.6 percent of net revenues.

•
On a GAAP basis, research and development expense was 15.6 percent of net revenues. The adjusted R&D expense was 14.9 percent of net revenues, reflecting funding actions supporting all stages of our pipeline.

•	On a GAAP basis, the operating margin in the second quarter was 41.2 percent. The adjusted operating margin was 48.2 percent.

•	On a GAAP basis, net interest expense was $309 million. On a GAAP basis, the tax rate in the quarter was 8.1 percent. The adjusted tax rate was 8.7 percent.

•	Diluted EPS in the second quarter was $0.49 on a GAAP basis. Adjusted diluted EPS, excluding specified items, was $2.26.

•
Recorded a $2.3 billion increase in fair value of contingent consideration related to SKYRIZI future milestones and royalty payments, which was primarily due to a higher risk-adjusted cash flow forecast following regulatory approvals in the second quarter, as well as lower discount rates.

Note: “Operational” comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates.

Recent Events

•
AbbVie and Allergan plc announced that the companies have entered into a definitive transaction agreement under which AbbVie will acquire Allergan in a cash and stock transaction for a transaction equity value of approximately $63 billion. The proposed acquisition is transformational for both companies and provides immediate scale, diversity and profitability to AbbVie’s growth platform; enhances long-term R&D investment and sustained focus on innovative science; and increases global commercial scale to further maximize the value of Allergan’s portfolio. The combined company will produce robust cash flow to support continued dividend growth and reduction of debt levels. Additional information on the transaction can be found at www.abbvie.com/abbvie-allergan.html

•
AbbVie announced the U.S. Food and Drug Administration (FDA) and European Commission (EC) approvals of SKYRIZI (risankizumab) for the treatment of moderate to severe plaque psoriasis in adult patients who are candidates for systemic therapy. The approvals are based on results from four pivotal Phase 3 studies, ultIMMa-1, ultIMMa-2, IMMvent and IMMhance evaluating more than 2,000 patients with moderate to severe plaque psoriasis. SKYRIZI is part of a collaboration between Boehringer Ingelheim (BI) and AbbVie, with AbbVie leading development and commercialization globally.

•
At the World Congress of Dermatology, AbbVie presented new two-year data showing SKYRIZI patients with moderate to severe psoriasis maintained complete skin clearance. Longer-term results from the Phase 3 IMMhance study showed 73 percent and 72 percent of patients treated with continuous SKYRIZI experienced complete skin clearance (defined as static Physician Global Assessment (sPGA) 0 and Psoriasis Area and Severity Index 100, respectively) at week 94, among patients who achieved a sPGA 0/1 at week 28. No new safety findings were observed at two years.

•
At the European Congress of Rheumatology, AbbVie presented new long-term data from upadacitinib Phase 3 studies SELECT-EARLY and SELECT-COMPARE showing a significantly higher proportion of patients with rheumatoid arthritis treated with upadacitinib monotherapy or in combination with methotrexate (MTX) maintained clinical remission compared with MTX or adalimumab plus MTX, respectively, at 48 weeks. Additionally, findings from an integrated safety analysis across five studies in the SELECT Phase 3 clinical program support the well-characterized safety profile of upadacitinib in patients with moderately to severely active rheumatoid arthritis.

•
AbbVie announced FDA approval for VENCLEXTA (venetoclax) in combination with obinutuzumab as a chemotherapy-free combination regimen for previously untreated chronic lymphocytic leukemia (CLL) or small lymphocytic lymphoma (SLL) patients. The FDA reviewed the submission under the Real-Time Oncology Review pilot program and approval was based on data from the Phase 3 CLL14 trial evaluating VENCLEXTA in combination with obinutuzumab compared to patients who received chlorambucil plus obinutuzumab. This is the fourth approval and the fifth Breakthrough Therapy designation for VENCLEXTA. Venetoclax is being developed by AbbVie and Roche and is jointly commercialized by AbbVie and Genentech, a member of the Roche Group, in the U.S. and by AbbVie outside of the U.S.

•
At the American Society of Clinical Oncology (ASCO) Annual Meeting and European Hematology Association (EHA) Annual Congress, AbbVie presented over forty abstracts including results from the Phase 3 CLL14 trial of VENCLEXTA plus obinutuzumab in previously untreated CLL patients, results from the Phase 3 BELLINI trial of VENCLEXTA plus bortezomib and dexamethasone in patients with relapsed/refractory (r/r) multiple myeloma (MM) and results from the Phase 3 CLL12 trial of IMBRUVICA (ibrutinib) in the asymptomatic watch and wait population of CLL. AbbVie also presented new IMBRUVICA six-year and five-year data from the Phase 3 RESONATE and RESONATE-2 trials, respectively, evaluating its long-term safety and efficacy benefit in CLL/SLL patients. IMBRUVICA is jointly developed and commercialized with Janssen Biotech, Inc.

Recent Events (continued)

•
AbbVie announced the FDA lifted the partial clinical hold placed on CANOVA, a Phase 3 trial evaluating VENCLEXTA for the investigational treatment of r/r MM. The CANOVA trial evaluates VENCLEXTA in combination with dexamethasone versus pomalidomide in combination with dexamethasone in patients with r/r MM positive for the translocation (11;14) abnormality. The partial clinical hold removal is based upon agreement on revisions to the CANOVA study protocol, including new risk mitigation measures, protocol-specified guidelines and updated futility criteria. The t(11;14) genetic biomarker is among the most common and routinely tested genetic abnormalities in patients with MM.

•
AbbVie provided an update on the depatuxizumab mafodotin (Depatux-M) glioblastoma program, announcing that the Phase 3 INTELLANCE-1 study did not meet its primary endpoint of overall survival at the interim analysis and demonstrated no survival benefit for newly diagnosed patients receiving Depatux-M. The Independent Data Monitoring Committee responsible for interim analysis data review recommended stopping the study due to lack of survival benefit for patients receiving Depatux-M and enrollment in all ongoing Depatux-M studies has been halted. Results will be submitted for presentation at a medical conference and for publication in a peer-reviewed journal.

•
At the American Academy of Neurology Annual Meeting, AbbVie presented six abstracts, including two oral presentations showing AbbVie’s research progress in difficult to treat neurological conditions. Investigators presented pharmacokinetics and safety/tolerability data on ABBV-951, a levodopa/carbidopa prodrug, delivering a 24-hour continuous, subcutaneous infusion under investigation for the treatment for advanced Parkinson's disease. Investigators also presented data from a Phase 1, multiple-dose study of elezanumab in patients with relapsing forms of multiple sclerosis.

•
AbbVie announced that it has resolved U.S. HUMIRA (adalimumab) litigation with BI. Under the terms of the resolution, AbbVie will grant BI a non-exclusive license to its HUMIRA-related intellectual property in the United States. The U.S. license for BI will begin on July 1, 2023. BI will pay royalties to AbbVie for licensing its HUMIRA patents and acknowledges the validity and enforceability of the licensed patents. AbbVie will make no payments of any form to BI.

•
AbbVie announced the acquisition of Mavupharma, a privately held biopharmaceutical company focused on novel approaches to target the STING (STimulator of INterferon Genes) pathway for the treatment of cancer. STING pathway signaling plays an important role in the generation of an immune response directed at tumors, and enhancing STING signaling has shown promise in a variety of tumor models. STING pathway stimulation has the potential to increase the susceptibility of tumors and broaden treatment options for patients. The collaboration broadens AbbVie's oncology research platform to expand the development of potentially life-changing treatments for patients.

Full-Year 2019 Outlook

AbbVie is updating its GAAP diluted EPS guidance for the full-year 2019 from $7.26 to $7.36 to $5.69 to $5.79, representing growth of 56.8 percent at the midpoint, inclusive of a non-cash charge for SKYRIZI contingent consideration following regulatory approvals in the second quarter. AbbVie is raising its previously announced adjusted EPS guidance range for the full-year 2019 from $8.73 to $8.83 to $8.82 to $8.92, representing growth of 12.1 percent at the midpoint. The company's 2019 adjusted diluted EPS guidance excludes $3.13 per share of intangible asset amortization expense, non-cash charges for contingent consideration adjustments and other specified items.

Statements Required by the Irish Takeover Rules

The earnings guidance contained in this press release constitutes a profit forecast for the purposes of the Irish Takeover Rules. In accordance with Rule 28.4 of the Irish Takeover Rules, this profit forecast shall be repeated in the proxy statement, including the scheme document and the reports required by Rule 28.3 of the Irish Takeover Rules shall be mailed to Allergan shareholders with the proxy statement, including the scheme document.

The directors of AbbVie accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors of AbbVie (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of AbbVie Inc. may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

About AbbVie

AbbVie is a global, research-driven biopharmaceutical company committed to developing innovative advanced therapies for some of the world’s most complex and critical conditions. The company’s mission is to use its expertise, dedicated people and unique approach to innovation to markedly improve treatments across four primary therapeutic areas: immunology, oncology, virology and neuroscience. In more than 75 countries, AbbVie employees are working every day to advance health solutions for people around the world. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on Twitter, Facebook or LinkedIn.

Conference Call

AbbVie will host an investor conference call today at 8:00 a.m. Central time to discuss our second-quarter performance. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 11:00 a.m. Central time.

Non-GAAP Financial Results

Financial results for 2019 and 2018 are presented on both a reported and a non-GAAP basis. Reported results were prepared in accordance with GAAP and include all revenue and expenses recognized during the period. Non-GAAP results adjust for certain non-cash items and for factors that are unusual or unpredictable, and exclude those costs, expenses, and other specified items presented in the reconciliation tables later in this release. AbbVie’s management believes non-GAAP financial measures provide useful information to investors regarding AbbVie’s results of operations and assist management, analysts, and investors in evaluating the performance of the business. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. The company’s 2019 financial guidance is also being provided on both a reported and a non-GAAP basis.

No Offer or Solicitation

This release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed acquisition of Allergan or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this release is not an offer of securities for sale into the United States.  No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed acquisition are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act of 1933, as amended. The proposed acquisition will be made solely by means of the scheme document (or, if applicable, the takeover offer document), which will contain the full terms and conditions of the proposed acquisition, including details with respect to the Allergan shareholder vote in respect of the proposed acquisition.  Any decision in respect of, or other response to, the proposed acquisition, should be made only on the basis of the information contained in the scheme document.

Forward-Looking Statements

Some statements in this news release are, or may be considered, forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition of Allergan will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the proposed acquisition, failure to realize the expected benefits of the proposed acquisition, failure to promptly and effectively integrate Allergan's businesses, significant transaction costs and/or unknown or inestimable liabilities, potential litigation associated with the proposed acquisition, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie’s operations is set forth in Item 1A, “Risk Factors,” of AbbVie’s 2018 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (SEC). AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Media:	Investors:
Adelle Infante	Liz Shea
(847) 938-8745	(847) 935-2211

Todd Bosse
(847) 936-1182

Jeffrey Byrne
(847) 938-2923

AbbVie Inc.
Key Product Revenues
Quarter Ended June 30, 2019
(Unaudited)

				% Change vs. 2Q18
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES[a]	$5,964	$2,291	$8,255	9.5%	(13.8)%	(18.4)%	1.5%	—%
Immunology	3,835	1,083	4,918	8.9	(30.7)	(34.9)	(3.9)	(5.2)
Humira	3,793	1,077	4,870	7.7	(31.0)	(35.2)	(4.8)	(6.1)
Skyrizi	42	6	48	n/m	n/m	n/m	n/m	n/m

Hematologic Oncology	1,003	265	1,268	35.5	54.1	52.1	39.1	38.7
Imbruvica[b]	886	213	1,099	27.9	35.9	35.9	29.3	29.3
Venclexta	117	52	169	>100.0	>100.0	>100.0	>100.0	>100.0

HCV	396	388	784	(6.2)	(25.4)	(29.5)	(17.1)	(19.4)
Mavyret	396	384	780	(6.0)	(20.4)	(24.7)	(14.0)	(16.3)
Viekira	—	4	4	n/m	(86.4)	(88.8)	(87.9)	(90.3)

Other Key Products	720	311	1,031	(6.9)	(3.2)	(9.9)	(5.7)	(7.8)
Creon	257	—	257	17.5	n/a	n/a	17.5	17.5
Lupron	168	41	209	(6.4)	3.2	(4.5)	(4.5)	(6.0)
Synthroid	203	—	203	4.9	n/a	n/a	4.9	4.9
Synagis	—	38	38	n/a	(3.9)	(11.9)	(3.9)	(11.9)
Duodopa	24	91	115	12.8	11.0	3.6	11.3	5.3
Sevoflurane	18	73	91	(3.3)	(16.3)	(21.9)	(14.1)	(18.8)
Kaletra	10	67	77	(33.9)	(6.8)	(12.9)	(10.8)	(16.0)
AndroGel	22	—	22	(83.0)	n/a	n/a	(83.0)	(83.0)
Orilissa	18	1	19	n/m	n/m	n/m	n/m	n/m
Note: “Operational” comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates.
n/a = not applicable
n/m = not meaningful

[a]
Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

[b]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Key Product Revenues
Six Months Ended June 30, 2019
(Unaudited)

				% Change vs. 6M18
	Net Revenues (in millions)				International		Total
	U.S.	Int’l.	Total	U.S.	Operational	Reported	Operational	Reported
ADJUSTED NET REVENUES[a]	$11,234	$4,849	$16,083	9.7%	(14.1)%	(18.6)%	1.0%	(0.7)%
Immunology	7,050	2,314	9,364	8.1	(26.8)	(31.3)	(3.9)	(5.4)
Humira	7,008	2,308	9,316	7.4	(27.0)	(31.5)	(4.3)	(5.8)
Skyrizi	42	6	48	n/m	n/m	n/m	n/m	n/m

Hematologic Oncology	1,937	504	2,441	37.8	54.5	52.5	41.0	40.6
Imbruvica[b]	1,715	406	2,121	30.2	37.6	37.6	31.6	31.6
Venclexta	222	98	320	>100.0	>100.0	>100.0	>100.0	>100.0

HCV	799	800	1,599	4.4	(25.2)	(29.0)	(13.2)	(15.5)
Mavyret	799	771	1,570	4.8	(20.5)	(24.3)	(9.6)	(11.8)
Viekira	—	29	29	(100.0)	(69.1)	(72.7)	(70.6)	(74.2)

Other Key Products	1,459	865	2,324	(3.9)	(2.7)	(8.3)	(3.4)	(5.6)
Creon	484	—	484	13.1	n/a	n/a	13.1	13.1
Lupron	359	79	438	0.5	1.0	(6.7)	0.6	(0.9)
Synthroid	385	—	385	2.7	n/a	n/a	2.7	2.7
Synagis	—	325	325	n/a	(6.6)	(10.9)	(6.6)	(10.9)
Duodopa	46	180	226	20.1	11.3	3.9	12.8	6.8
Sevoflurane	35	148	183	(2.0)	(13.2)	(19.1)	(11.4)	(16.3)
Kaletra	23	132	155	(15.0)	1.7	(3.9)	(1.0)	(5.7)
AndroGel	96	—	96	(62.8)	n/a	n/a	(62.8)	(62.8)
Orilissa	31	1	32	n/m	n/m	n/m	n/m	n/m
Note: “Operational” comparisons are presented at constant currency rates and reflect comparative local currency net revenues at the prior year’s foreign exchange rates.
n/a = not applicable
n/m = not meaningful

[a]
Adjusted net revenues exclude specified items. Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details. Percentage change is calculated using adjusted net revenues.

[b]	Reflects profit sharing for Imbruvica international revenues.

AbbVie Inc.
Consolidated Statements of Earnings
Quarter and Six Months Ended June 30, 2019 and 2018
(Unaudited) (In millions, except per share data)

	Second Quarter Ended June 30		Six Months Ended June 30
	2019	2018	2019	2018
Net revenues	$8,255	$8,278	$16,083	$16,212
Cost of products sold	1,819	1,934	3,513	3,861
Selling, general and administrative	1,654	1,760	3,334	3,551
Research and development	1,291	1,322	2,580	2,566
Acquired in-process research and development	91	—	246	69
Other expense	—	500	—	500
Total operating costs and expenses	4,855	5,516	9,673	10,547

Operating earnings	3,400	2,762	6,410	5,665

Interest expense, net	309	272	634	523
Net foreign exchange loss	6	8	12	16
Other expense, net	2,278	470	2,413	317
Earnings before income tax expense	807	2,012	3,351	4,809
Income tax expense	66	29	154	43
Net earnings	$741	$1,983	$3,197	$4,766

Diluted earnings per share	$0.49	$1.26	$2.14	$2.99

Adjusted diluted earnings per share[a]	$2.26	$2.00	$4.40	$3.87

Weighted-average diluted shares outstanding	1,484	1,572	1,483	1,584

[a]	Refer to the Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for further details.

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2019
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q19
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$807	$741	$0.49
Adjusted for specified items:
Intangible asset amortization	388	321	0.22
Milestones and other R&D expenses	35	35	0.02
Acquired IPR&D	91	86	0.06
Change in fair value of contingent consideration	2,304	2,304	1.55
Restructuring	8	6	—
Litigation reserves	10	8	—
Acquisition related costs	31	27	0.02
Tax audit settlement	—	(178)	(0.12)
Other	20	20	0.02
As adjusted (non-GAAP)	$3,694	$3,370	$2.26
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Restructuring is primarily associated with streamlining global operations. Acquisition related costs reflect transaction and financing costs related to the proposed Allergan acquisition.
2. The impact of the specified items by line item was as follows:

	2Q19
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Other expense, net
As reported (GAAP)	$1,819	$1,654	$1,291	$91	$309	$2,278
Adjusted for specified items:
Intangible asset amortization	(388)	—	—	—	—	—
Milestones and other R&D expenses	—	—	(35)	—	—	—
Acquired IPR&D	—	—	—	(91)	—	—
Change in fair value of contingent consideration	—	—	—	—	—	(2,304)
Restructuring	(3)	—	(5)	—	—	—
Litigation reserves	—	(10)	—	—	—	—
Acquisition related costs	—	(24)	—	—	(7)	—
Other	(1)	—	(19)	—	—	—
As adjusted (non-GAAP)	$1,427	$1,620	$1,232	$—	$302	$(26)
3. The adjusted tax rate for the second quarter of 2019 was 8.7 percent, as detailed below:

	2Q19
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$807	$66	8.1%
Specified items	2,887	258	8.9%
As adjusted (non-GAAP)	$3,694	$324	8.7%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Quarter Ended June 30, 2018
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	2Q18
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$2,012	$1,983	$1.26
Adjusted for specified items:
Intangible asset amortization	324	266	0.17
Milestones and other R&D expenses	55	55	0.03
Calico collaboration	500	500	0.32
Charitable contributions	120	93	0.06
Change in fair value of contingent consideration	485	485	0.30
Impacts of U.S. tax reform	—	(202)	(0.13)
Other	(20)	(15)	(0.01)
As adjusted (non-GAAP)	$3,476	$3,165	$2.00
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Impacts of U.S. tax reform reflects a net tax benefit related to the timing of the legislation's phase in on certain subsidiaries. Other primarily includes milestone revenue under a previously announced collaboration.
2. The impact of the specified items by line item was as follows:

	2Q18
	Net revenues	Cost of products sold	SG&A	R&D	Other operating expense	Other expense, net
As reported (GAAP)	$8,278	$1,934	$1,760	$1,322	$500	$470
Adjusted for specified items:
Intangible asset amortization	—	(324)	—	—	—	—
Milestones and other R&D expenses	—	—	—	(55)	—	—
Calico collaboration	—	—	—	—	(500)	—
Charitable contributions	—	—	(120)	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	(485)
Other	(20)	(3)	3	—	—	—
As adjusted (non-GAAP)	$8,258	$1,607	$1,643	$1,267	$—	$(15)

3. The adjusted tax rate for the second quarter of 2018 was 9.0 percent, as detailed below:

	2Q18
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$2,012	$29	1.5%
Specified items	1,464	282	19.3%
As adjusted (non-GAAP)	$3,476	$311	9.0%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2019
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M19
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$3,351	$3,197	$2.14
Adjusted for specified items:
Intangible asset amortization	773	639	0.43
Milestones and other R&D expenses	75	75	0.05
Acquired IPR&D	246	241	0.16
Change in fair value of contingent consideration	2,473	2,475	1.67
Restructuring	171	139	0.09
Litigation reserves	20	16	0.01
Acquisition related costs	31	27	0.02
Tax audit settlement	—	(267)	(0.18)
Other	20	20	0.01
As adjusted (non-GAAP)	$7,160	$6,562	$4.40
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Restructuring is primarily associated with streamlining global operations. Acquisition related costs reflect transaction and financing costs related to the proposed Allergan acquisition.
2. The impact of the specified items by line item was as follows:

	6M19
	Cost of products sold	SG&A	R&D	Acquired IPR&D	Interest expense, net	Other expense, net
As reported (GAAP)	$3,513	$3,334	$2,580	$246	$634	$2,413
Adjusted for specified items:
Intangible asset amortization	(773)	—	—	—	—	—
Milestones and other R&D expenses	—	—	(75)	—	—	—
Acquired IPR&D	—	—	—	(246)	—	—
Change in fair value of contingent consideration	—	—	—	—	—	(2,473)
Restructuring	(9)	(107)	(55)	—	—	—
Litigation reserves	—	(20)	—	—	—	—
Acquisition related costs	—	(24)	—	—	(7)	—
Other	(1)	—	(19)	—	—	—
As adjusted (non-GAAP)	$2,730	$3,183	$2,431	$—	$627	$(60)
3. The adjusted tax rate for the first six months of 2019 was 8.3 percent, as detailed below:

	6M19
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$3,351	$154	4.6%
Specified items	3,809	444	11.6%
As adjusted (non-GAAP)	$7,160	$598	8.3%

AbbVie Inc.
Reconciliation of GAAP Reported to Non-GAAP Adjusted Information
Six Months Ended June 30, 2018
(Unaudited) (In millions, except per share data)

1.     Specified items impacted results as follows:

	6M18
	Earnings		Diluted
	Pre-tax	After-tax	EPS
As reported (GAAP)	$4,809	$4,766	$2.99
Adjusted for specified items:
Intangible asset amortization	654	538	0.34
Milestones and other R&D expenses	87	87	0.05
Acquired IPR&D	69	69	0.04
Calico collaboration	500	500	0.32
Charitable contributions	120	93	0.06
Change in fair value of contingent consideration	337	337	0.21
Litigation reserves	118	100	0.06
Impacts of U.S. tax reform	—	(357)	(0.22)
Other	31	32	0.02
As adjusted (non-GAAP)	$6,725	$6,165	$3.87
Milestones and other R&D expenses are associated with milestone payments for previously announced collaborations. Acquired IPR&D primarily reflects upfront payments related to R&D collaborations and licensing arrangements with third parties. Impacts of U.S. tax reform reflects a net tax benefit related to the timing of the legislation's phase in on certain subsidiaries. Other primarily includes milestone revenue under a previously announced collaboration and restructuring charges associated with streamlining global operations.
2. The impact of the specified items by line item was as follows:

	6M18
	Net revenues	Cost of products sold	SG&A	R&D	Acquired IPR&D	Other operating expense	Other expense, net
As reported (GAAP)	$16,212	$3,861	$3,551	$2,566	$69	$500	$317
Adjusted for specified items:
Intangible asset amortization	—	(654)	—	—	—	—	—
Milestones and other R&D expenses	—	—	—	(87)	—	—	—
Acquired IPR&D	—	—	—	—	(69)	—	—
Calico collaboration	—	—	—	—	—	(500)	—
Charitable contributions	—	—	(120)	—	—	—	—
Change in fair value of contingent consideration	—	—	—	—	—	—	(337)
Litigation reserves	—	—	(118)	—	—	—	—
Other	(20)	(28)	—	(23)	—	—	—
As adjusted (non-GAAP)	$16,192	$3,179	$3,313	$2,456	$—	$—	$(20)

3. The adjusted tax rate for the first six months of 2018 was 8.3 percent, as detailed below:

	6M18
	Pre-tax earnings	Income taxes	Tax rate
As reported (GAAP)	$4,809	$43	0.9%
Specified items	1,916	517	27.0%
As adjusted (non-GAAP)	$6,725	$560	8.3%